UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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radiant logistics, Inc.

(Name of Registrant as Specified in its Charter)

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Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

Dear Stockholder:

Our 2021 Annual Meeting of Stockholders will be held at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, at 9:00 a.m. local time, on Wednesday, November 17, 2021.

In connection with the Annual Meeting, stockholders will be asked to consider and vote upon a number of proposals, including a proposal to approve the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan, which is Proposal No. 4 in our definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2021. The Board of Directors recommends a vote FOR the approval of the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan (“2021 plan”).

We are pleased to note that Glass Lewis & Co. Inc. is supporting the approval of the 2021 plan. In contrast, Institutional Shareholder Services (“ISS”) has issued an unfavorable recommendation on approval of the 2021 plan. In response to ISS’s concerns and to increase the likelihood that stockholders will vote in favor of and approve the 2021 plan, the Board of Directors, upon recommendation of the Audit and Executive Oversight Committee, approved an amendment to the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan to reduce the number of shares of our common stock reserved for issuance under the 2021 plan by 1,250,000 shares. Further information about this action can be found in the attached supplemental materials.

The 2021 plan contains several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are described in detail in the proxy statement, but we would again like to briefly highlight the following provisions:

✓	No evergreen provision	✓	No liberal share counting
✓	Not excessively dilutive	✓	No discounted or reload stock options or SARs
✓	Minimum vesting and performance period requirements	✓	No liberal change of control definition
✓	No dividend payments on unvested awards	✓	“Double-trigger” acceleration of vesting upon a change of control
✓	No re-pricing of “underwater” stock options or SARs, without stockholder approval	✓	No tax gross-ups
✓	Limits on non-employee director compensation	✓	Robust clawback policy

We have a long track record of managing our equity spend conservatively and to good effect. ISS itself measures equity spend through its “burn rate” metric and has established a benchmark of 2.63% for three-year historical responsible equity spend. Using ISS’s methodology, our three-year average adjusted burn rate (which incorporates a volatility multiplier of 2.0 for full value awards) was 1.16% and our three-year average unadjusted burn rate was 0.62%, each well below ISS’s benchmark.

Talented, motivated and effective employees, non-employee directors and consultants are essential to executing our business strategies and the 2021 plan will be a critically important tool for recruiting and retaining highly qualified personnel. Accordingly, we strongly believe that our 2021 plan, as amended, is in the best interests of our stockholders and we respectfully ask for your vote FOR Proposal No. 4.

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Any proxy previously submitted on Proposal No. 4 will be voted at the Annual Meeting in accordance with such proxy. If any stockholder has already returned his or her properly executed proxy card or voted via the internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting by following the instructions in our proxy statement. If your stock is held in street name, you must follow the instructions of your broker, bank, or nominee as to how to change your vote. If any stockholder would like a new proxy card or has any questions, he or she should contact the Company’s Corporate Secretary in writing at Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Corporate Secretary or contact our proxy solicitor, Okapi Partners, LLC, at 855-305-0856 or at info@okapipartners.com.

On behalf of the Board of Directors and management of Radiant Logistics, we thank you for your participation and continued support.

Sincerely,

Bohn H. Crain

Chairman of the Board and Chief Executive Officer

November 5, 2021

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SUPPLEMENTAL INFORMATION REGARDING PROPOSAL NO. 4: APPROVAL OF RADIANT LOGISTICS, INC. 2021 OMNIBUS INCENTIVE PLAN

BackgroundRegarding share reserve reduction

As described in Proposal No. 4 of the definitive proxy statement for the 2021 Annual Meeting of Stockholders of Radiant Logistics, Inc. as filed with the Securities and Exchange Commission on October 1, 2021, we are requesting that our stockholders approve the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan (“2021 plan”). The purpose of the 2021 plan is to advance the interests of Radiant and our stockholders by enabling us to attract and retain qualified individuals to perform services for us, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in stockholder value, and provide opportunities for equity participation that align the interests of recipients with those of our stockholders. If our stockholders approve the 2021 plan, it will replace the 2012 Radiant Logistics, Inc. Stock Option and Performance Award Plan (“2012 plan”).

After furnishing the proxy statement to our stockholders, we were informed that Institutional Shareholder Services (“ISS”) issued an unfavorable recommendation regarding Proposal No. 4, despite a recommendation by Glass Lewis & Co. Inc. supporting the approval of the 2021 plan. It is our understanding that ISS issued its recommendation primarily because ISS found the cost of the 2021 plan excessive. As described in the proxy statement, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We believe our historic three-year burn rate is reasonable, and we are committed to effectively monitoring our equity compensation share reserve and burn rate to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants. ISS itself measures equity spend through its “burn rate” metric and has established a benchmark of 2.63% for three-year historical responsible equity spend. Using ISS’s methodology, our three-year average adjusted burn rate (which incorporates a volatility multiplier of 2.0 for full value awards) was 1.16% and our three-year average unadjusted burn rate was 0.62%, each well below ISS’s benchmark.

In response to ISS’s adverse recommendation on Proposal No. 4 and to increase the likelihood that our stockholders will vote in favor of and approve the 2021 plan, the Board of Directors of Radiant, upon recommendation of the Audit and Executive Oversight Committee, approved an amendment to the 2021 plan to reduce the number of shares of our common stock reserved for issuance under the 2021 plan by 1,250,000 shares. Accordingly, subject to adjustment, the maximum number of shares of our common stock to be authorized for issuance under the 2021 plan, as amended, is 3,250,000 shares, plus (i) shares of our common stock remaining available for issuance under the 2012 plan as of the date of stockholder approval of the 2021 plan, but not subject to outstanding awards as of such date, plus (ii) the number of additional shares of our common stock subject to awards outstanding under the 2012 plan as of the date of stockholder approval of the 2021 plan that are subsequently forfeited, cancelled, expire or otherwise terminate without the issuance of such shares of our common stock after such date (which may otherwise be returned and available for grant under the term of the 2012 plan and 2021 plan). Correspondingly, the limit on shares of common stock that may be issued upon the exercise of incentive stock options under the 2021 plan was also reduced from 4,500,000 shares to 3,250,000 shares. The overall share reserve reduction reduce the potential dilutive impact of the 2021 plan and the overall cost of the plan. The Board of Directors made no other changes to the 2021 plan.

Revised dilution and overhang calculations

As of September 23, 2021, Radiant’s capital structure consisted of 49,918,305 shares of common stock outstanding, 514,688 shares remained available for issuance under the 2012 plan, and 2,218,761 shares of common stock were subject to outstanding awards under the 2012 plan.

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In setting the revised number of shares authorized for issuance under the 2021 plan, the Board of Directors and Audit and Executive Oversight Committee considered, among other factors set forth in the proxy statement, the dilution (based on total outstanding award shares) and overhang (based on total potential award shares) that would result from approval of the 2021 plan, including the policies of certain institutional investors and major proxy advisory firms.

Assuming Approval of the 2021 Plan
Options Outstanding as of September 23, 2021	1,412,295
Weighted Average Exercise Price of Options Outstanding	$ 3.74
Weighted Average Remaining Term of Options Outstanding	3.33 years
Restricted Stock Unit Awards Outstanding as of September 23, 2021	806,466
Total Equity Grants Outstanding (Including Options and Restricted Stock Units)	2,218,761
Common Stock Outstanding as of September 23, 2021	49,918,305
Dilution as of September 23, 2021(1)	4.4%
Shares Available for Future Grant under the 2012 Plan to Be Available under 2021 Plan	514,688
Shares Available for Future Grant under the 2021 Plan	3,250,000
Overhang under the 2021 Plan, as a percentage of Common Stock Outstanding as of September 23, 2021(2)	12.0%

_________________________

(1)	Dilution consists of the number of shares subject to equity awards outstanding as of September 23, 2021 divided by the number of shares of common stock outstanding as of September 23, 2021.
(2)

Overhang consists of the number of shares subject to equity awards outstanding as September 23, 2021 and the number of shares available for future grant under the 2021 plan, divided by the number of shares of common stock outstanding as of September 23, 2021.

REASONS WHY YOU SHOULD VOTE IN FAVOR OF THE 2021 Plan

The Board recommends a vote “FOR” approval of the 2021 plan because the Board believes the proposed 2021 plan is in the best interests of Radiant and our stockholders for the following reasons:

•

Attracts and retains talent. Talented, motivated, and effective employees, non-employee directors and consultants are essential to executing our business strategies. Stock-based compensation has been an important component of total compensation for our executive officers and key employees for many years because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of Radiant. If our stockholders approve the 2021 plan, we believe we will maintain our ability to offer competitive compensation packages to both attract new talent and retain our best performers.

•

Consistent with our pay-for-performance compensation philosophy to increase stockholder value. We believe that stock-based compensation, by its very nature, is performance-based compensation. Over time, the most significant component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of business results. We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results.

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•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily in the form of restricted stock unit awards to our non-employee directors, executives, and certain key employees. We believe our stock-based compensation programs, along with our stock ownership and retention guidelines, help align the interests of our non-employee directors and employees with those of our stockholders. We believe our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. If the 2021 plan is approved, we will be able to maintain these important means of aligning the interests of our non-employee directors and employees with those of our stockholders.

•

Protects stockholder interests and embraces sound equity-based compensation practices. As described in more detail below under the heading “—Summary of Sound Governance Features of the 2021 Plan,” the 2021 plan includes a number of features that are consistent with protecting the interests of our stockholders and sound corporate governance practices.

SUMMARY OF SOUND GOVERNANCE FEATURES OF 2021 PLAN

The Board and Audit and Executive Oversight Committee believe that the 2021 plan contains several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices, including the following:

✓	No evergreen provision	✓	No liberal share counting
✓	Not excessively dilutive	✓	No discounted or reload stock options or SARs
✓	Minimum vesting and performance period requirements	✓	No liberal change of control definition
✓	No dividend payments on unvested awards	✓	“Double-trigger” acceleration of vesting upon a change of control
✓	No re-pricing of “underwater” stock options or SARs, without stockholder approval	✓	No tax gross-ups
✓	Limits on non-employee director compensation	✓	Robust clawback policy

2021 Plan amendments to decrease share reserve

The Board of Directors, upon recommendation of the Audit and Executive Oversight Committee, approved the following amendments to the 2021 plan, subject to stockholder approval of the 2021 plan, as amended (stricken language deleted and bolded and double underlined language added):

“4.  Shares Available for Issuance.

4.1  Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be the sum of:

(a)  ~~4,500,000~~ 3,250,000 shares of Common Stock; plus

(b)  the number of shares of Common Stock remaining available for issuance under the Prior Plan but not subject to outstanding awards as of the Effective Date; plus

(c)  the number of additional shares of Common Stock subject to awards outstanding under the Prior Plan as of the Effective Date but only to the extent that such outstanding awards are forfeited, cancelled, expire or otherwise terminate without the issuance of such shares of Common Stock after the Effective Date.

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4.2  Limits on Incentive Stock Options, Full Value Awards and Non-Employee Director Compensation. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.4 of this Plan,

(a)  the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be ~~4,500,000~~ 3,250,000 shares; and

(b)  the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $250,000 (increased to $400,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee Director’s initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).”

VOTE REQUIRED

The affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or by proxy and entitled to vote thereon is required to approve the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval of the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan.

The Board Recommends a Vote FOR Proposal No. 4	☑

ADDITIONAL INFORMATION

Only stockholders of record at the close of business on the record date, September 23, 2021, are entitled to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

Our definitive proxy statement, including these additional proxy materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the Securities and Exchange Commission, are available on its website at www.sec.gov and on our corporate website at www.radiantdelivers.com/about/financials.

If you have already returned your proxy card or voted over the internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the proxy statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.

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HOW DO I VOTE ON PROPOSAL NO. 4 IF I HAVE NOT YET VOTED

We recommend stockholders vote by proxy even if they attend the Annual Meeting.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on November 16, 2021 to be counted.

For Proposal No. 4, you may vote “FOR” or “AGAINST”, or abstain from voting.

If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 16, 2021. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

HOW DO I CHANGE MY VOTE ON PROPOSAL NO. 4 IF I HAVE ALREADY SUBMITTED BY PROXY?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of such revocation to our Secretary; or
•	by voting in person at the Annual Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Radiant Logistics, Inc.

Triton Towers Two, 700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

Attention: Corporate Secretary

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Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

________________

Your vote is important. Please promptly vote your shares of Radiant Logistics common stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Bohn H. Crain

Chairman of the Board and

Chief Executive Officer

Renton, Washington

November 5, 2021

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